Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2010 SECOND QUARTER FINANCIAL RESULTS
AND ACQUISTION AND ORGANIC GROWTH INITIATIVES
KILGORE, Texas, August 4, 2010 (GlobeNewswire via COMTEX News Network) — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the second quarter ended June 30, 2010.
Martin Midstream Partners L.P.  (“MMLP” or “the Partnership”) reported net income for the second quarter of 2010 of $3.1 million, or $0.10 per limited partner unit. This compared to net income for the second quarter of 2009 of $10.8 million, or $0.49 per limited partner unit. Revenues for the second quarter of 2010 were $211.9 million compared to $139.2 million for the second quarter of 2009.
For the quarter ended June 30, 2010 net income was negatively impacted by $0.5 million, or $0.03 per limited partner unit, in non-cash derivatives net losses from certain commodity and interest rate hedges that did not qualify for hedge accounting.
Second quarter 2009 net income was positively impacted by $5.1 million, or $0.35 per limited partner unit, in gain on the sale of property, plant and equipment and $2.8 million, or $0.19 per limited partner unit, in adjusted net income attributable to the Cross assets acquired in November 2009. Second quarter 2009 net income was negatively impacted by $1.8 million, or $0.12 per limited partner unit, in non-cash derivatives net losses from certain commodity and interest rate hedges that did not qualify for hedge accounting.
The Partnership reported net income for the six months ended June 30, 2010 of $4.8 million, or $0.14 per limited partner unit. This compared to net income for the six months ended June 30, 2009 of $16.0 million, or $0.77 per limited partner unit. Revenues for the six months ended June 30, 2010 were $454.6 million compared to $302.3 million for the six months ended June 30, 2009.
For the six months ended June 30, 2010 net income was negatively impacted by $3.8 million, or $0.22 per limited partner unit, due to the payment of fees for the early extinguishment of interest rate swaps in the first quarter 2010.
For the six months ended June 30, 2009 net income was positively impacted by $5.1 million, or $0.35 per limited partner unit, in gain on the sale of property, plant and equipment and $3.2 million, or $0.22 per limited partner unit, in adjusted net income attributable to the Cross assets acquired in November 2009. For the six months ended June 30, 2009 net income was negatively impacted by $2.9 million, or $0.20 per limited partner unit, in non-cash derivatives net losses from certain commodity and interest rate hedges that did not qualify for hedge accounting.
Due to FASB ASC 850, the Partnership is required to account for the November 2009 Cross Oil asset contribution as a transfer of net assets between entities under common control. As such, the revenues, earnings and distributable cash flow data set forth below and elsewhere herein require adjustment to be viewed on a comparable year-over-year basis. Before giving effect to the Cross transaction, revenue for the quarter and six months ended June 30, 2009 would have been $128.3 million and $285.2 million, respectively. For a more detailed discussion of the Cross asset acquisition, please refer to Item 6. Selected Financial Data in our annual report on Form 10-K filed with the SEC on March 4, 2010.
The Partnership’s distributable cash flow for the second quarter of 2010 was $14.8 million. The Partnership’s distributable cash flow for the six months ended June 30, 2010 was $27.7 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

The Partnership has agreed to acquire two separate shore-based marine terminals from an operating subsidiary of Martin Resource Management Corporation for $11.7 million. Upon closing, the assets located in Theodore, Alabama and Pascagoula, Mississippi are expected to contribute incremental distributable cash flow of approximately $1.2 million, annually. The transaction is scheduled to be completed by August 31, 2010.
Included with this press release are the Partnership’s consolidated financial statements as of and for the quarter ended June 30, 2010 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2010.
Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners L.P, said, “Generally, the second quarter reflected better overall performance. For the quarter our distribution coverage ratio was 1.02 times and although we seek higher coverage, we again benefitted from the diverse nature of our operating segments. For example, we saw the highest volumes ever at our 50% owned Waskom gas processing plant with production over 280 million cubic feet per day. This was offset slightly by the seasonal aspects of our wholesale propane distribution. Similarly, our Sulfur Service segment performed significantly better than the first quarter as our sulfuric acid production facility was fully operational the entire quarter. Our marine transportation services were stronger than forecast helped in part by two of our offshore vessels currently working as part of the crude oil clean up and disposal effort in the Gulf of Mexico.
As we look to our growth, we have begun to capitalize on our improved liquidity position. Today we are pleased to announce that MMLP has entered into an agreement to acquire two shore-based marine terminals from Martin Resource Management Corporation, the owner of our general partner. These strategically located assets continue our fee-based growth initiative. I am also pleased to announce the approval of approximately $30 million in fee-based organic growth projects. We believe these projects reflect relatively low cost multiples in relation to expected cash flow ranges. We currently believe that organic projects are the most cost effective, positively accretive growth alternative for MMLP.”
Investors’ Conference Call
An investor’s conference call to review the second quarter results will be held on Thursday, August 5, 2010, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (800) 642-1687 from 11:00 a.m. Central Time on August 5, 2010 through 11:59 p.m. Central Time on August 19, 2010. The access codes for the conference call and the audio replay are as follows: Conference ID No. 84950167. The audio replay of the conference call will also be archived on the Partnership’s website at www.martinmidstream.com.
About Martin Midstream Partners
Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; sulfur and sulfur-based products processing, manufacturing, and distribution; and marine transportation services for petroleum products and by-products.

Forward-Looking Statements
Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
The Partnership reports its financial results in accordance with United States generally accepted accounting principles (GAAP). However, from time to time, the Partnership uses certain non-GAAP financial measures such as distributable cash flow because the Partnership’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of the Partnership’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with GAAP. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, the Partnership has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
The Partnership has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. The Partnership calculates distributable cash flow as follows: net income (as reported in statements of operations), less gain on sale of property, plant and equipment (as reported in statements of cash flows), plus depreciation and amortization, amortization of debt discount and amortization of deferred debt issue costs (as reported in statements of cash flows), less deferred taxes (as reported in statements of cash flows), plus early extinguishments of interest rate swaps expenditures (as reported in Notes to Consolidated and Condensed Financial Statements “Note 10 — Long-Term Debt and Capital Leases” in the Partnership’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2010), plus distribution equivalents from unconsolidated entities (as described below), less invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in statements of operations), less non-cash mark-to-market on derivatives (as reported in statements of cash flows), less payments for plant turnaround costs (as reported in statements of cash flows, less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in the Partnership’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2010), plus unit-based compensation (as reported in statements of changes in capital).
The Partnership’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in statements of cash flows), plus return of investments from unconsolidated entities (as reported in statements of cash flows), plus distributions in-kind from unconsolidated entities (as reported in statements of cash flows). For the quarter ended June 30, 2010, the Partnership’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $0.6 million and $0.8 million, respectively. For the six months ended June 30, 2010, the Partnership’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $0.7 million and $4.5 million, respectively.

The Partnership’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in statements of cash flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 4, 2010). For the quarter ended June 30, 2010, the Partnership’s distributions from unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were $1.4 million and $0.8 million, respectively. For the six months ended June 30, 2010, the Partnership’s distributions from unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were $0.9 million and $1.0 million, respectively.
Additional information concerning the Partnership is available on the Partnership’s website at www.martinmidstream.com, or
Joe McCreery,
Vice President — Finance and Head of Investor Relations,
Martin Midstream Partners L.P.
Phone (903) 812-7989
joe.mccreery@martinmlp.com

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
Assets
Cash	$10,095	$5,956
Accounts and other receivables, less allowance for doubtful accounts of $1,903 and $1,025, respectively	69,400	77,413
Product exchange receivables	3,455	4,132
Inventories	49,157	35,510
Due from affiliates	10,436	3,051
Fair value of derivatives	738	1,872
Other current assets	2,523	1,340

Total current assets	145,804	129,274

Property, plant and equipment, at cost	588,732	584,036
Accumulated depreciation	(178,753)	(162,121)

Property, plant and equipment, net	409,979	421,915

Goodwill	37,268	37,268
Investment in unconsolidated entities	99,058	80,582
Fair value of derivatives	175	—
Other assets, net	25,275	16,900

	$717,559	$685,939

Liabilities and Partners’ Capital
Current portion of capital lease obligations	$120	$111
Trade and other accounts payable	67,688	71,911
Product exchange payables	16,281	7,986
Due to affiliates	14,202	13,810
Income taxes payable	391	454
Fair value of derivatives	166	7,227
Other accrued liabilities	8,400	5,000

Total current liabilities	107,248	106,499

Long-term debt and capital leases, less current maturities	303,396	304,372
Deferred income taxes	8,339	8,628
Other long-term obligations	1,436	1,489

Total liabilities	420,419	420,988

Partners’ capital	295,764	267,027
Accumulated other comprehensive income (loss)	1,376	(2,076)

Total partners’ capital	297,140	264,951

Commitments and contingencies	$717,559	$685,939

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2010.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009[1]	2010	2009[1]
Revenues:
Terminalling and storage *	$16,664	$20,915	$32,705	$36,659
Marine transportation *	18,113	15,101	35,990	31,437
Product sales: *
Natural gas services	124,784	74,822	290,013	165,688
Sulfur services	42,878	19,343	77,287	45,929
Terminalling and storage	9,505	9,020	18,625	22,539

	177,167	103,185	385,925	234,156

Total revenues	211,944	139,201	454,620	302,252

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	119,282	69,668	276,946	152,335
Sulfur services *	31,615	8,591	56,350	27,026
Terminalling and storage	8,962	7,918	17,408	20,023

	159,859	86,177	350,704	199,384

Expenses:
Operating expenses *	28,102	27,923	57,297	56,088
Selling, general and administrative *	4,838	4,619	10,108	9,173
Depreciation and amortization	9,986	9,597	19,891	18,817

Total costs and expenses	202,785	128,316	438,000	283,462

Other operating income	(57)	5,073	45	5,073

Operating income	9,102	15,958	16,665	23,863

Other income (expense):
Equity in earnings of unconsolidated entities	2,342	1,028	4,518	3,088
Interest expense	(8,194)	(4,447)	(16,197)	(9,287)
Other, net	23	126	83	214

Total other income (expense)	(5,829)	(3,293)	(11,596)	(5,985)

Net income before taxes	3,273	12,665	5,069	17,878
Income tax benefit (expense)	(198)	(1,905)	(223)	(1,906)

Net income	$3,075	$10,760	$4,846	$15,972

General partner’s interest in net income	$969	$868	$1,832	$1,675
Limited partners’ interest in net income	$1,829	$7,057	$2,460	$11,120

Net income per limited partner unit — basic and diluted	$0.10	$0.49	$0.14	$0.77

Weighted average limited partner units — basic	17,702,321	14,532,826	17,702,442	14,532,826
Weighted average limited partner units — diluted	17,703,945	14,537,737	17,704,293	14,537,119
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2010.

[1]	Financial information for 2009 has been revised to include balances attributable to the Cross assets acquired in November 2009.

*	Related Party Transactions Included Above

Revenues:
Terminalling and storage	$11,593	$4,845	$22,287	$8,771
Marine transportation	6,920	4,853	12,980	9,753
Product Sales	3,074	1,378	3,382	3,045
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	22,662	10,116	41,368	21,341
Sulfur services	3,919	3,445	7,236	6,350
Expenses:
Operating expenses	12,309	8,942	23,771	17,908
Selling, general and administrative	3,634	1,571	5,436	3,184

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Martin						Accumulated
	Resource	Partners’ Capital					Other
	Management					General	Comprehensive
	Net	Common		Subordinated		Partner	Income
	Investment [1]	Units	Amount	Units	Amount	Amount	(Loss)	Total

Balances — January 1, 2009	$11,665	13,688,152	$239,333	850,674	$(3,688)	$4,004	$(4,935)	$246,379
Net income	3,177	—	10,470	—	650	1,675	—	15,972
Cash distributions	—	—	(20,532)	—	(1,276)	(1,923)	—	(23,731)
Unit-based compensation	—	—	31	—	—	—	—	31
Adjustment in fair value of derivatives	—	—	—	—	—	—	1,402	1,402

Balances — June 30, 2009	$14,842	13,688,152	$229,302	850,674	$(4,314)	$3,756	$(3,533)	$240,053

Balances — January 1, 2010.	$—	16,057,832	$245,683	889,444	$16,613	$4,731	$(2,076)	$264,951
Net income	—	—	3,014	—	—	1,832	—	4,846
Recognition of beneficial conversion feature	—	—	(554)	—	554	—	—	—
Follow-on public offering	—	1,650,000	50,530	—	—	—	—	50,530
General partner contribution	—	—	—	—	—	1,089	—	1,089
Cash distributions	—	—	(25,324)	—	—	(2,350)	—	(27,674)
Unit-based compensation	—	3,000	38	—	—	—	—	38
Purchase of treasury units	—	(3,000)	(92)	—	—	—	—	(92)
Adjustment in fair value of derivatives	—	—	—	—	—	—	3,452	3,452

Balances — June 30, 2010	$—	17,707,832	$273,295	889,444	$17,167	$5,302	$1,376	$297,140

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2010.

[1]	Financial information for 2009 has been revised to include balances attributable to the Cross assets acquired in November 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2010	2009 [1]
Cash flows from operating activities:
Net income	$4,846	$15,972

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,891	18,817
Amortization of deferred debt issuance costs	2,663	562
Amortization of debt discount	93	—
Deferred taxes	(289)	(121)
Gain on sale of property, plant and equipment	(45)	(5,073)
Equity in earnings of unconsolidated entities	(4,518)	(3,088)
Distributions from unconsolidated entities	—	650
Distributions in-kind from equity investments	4,531	2,316
Non-cash mark-to-market on derivatives	(2,650)	2,874
Other	38	31
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	8,013	14,688
Product exchange receivables	677	(679)
Inventories	(13,647)	7,821
Due from affiliates	(7,385)	(2,392)
Other current assets	(1,183)	201
Trade and other accounts payable	(4,223)	(29,218)
Product exchange payables	8,295	6,464
Due to affiliates	392	4,130
Income taxes payable	(63)	2,406
Other accrued liabilities	3,400	(2,682)
Change in other non-current assets and liabilities	(3,864)	(1,676)

Net cash provided by operating activities	14,972	32,003

Cash flows from investing activities:
Payments for property, plant and equipment	(7,716)	(27,844)
Payments for plant turnaround costs	(1,062)	—
Proceeds from sale of property, plant and equipment	968	19,610
Investment in unconsolidated entities	(20,110)	—
Return of investments from unconsolidated entities	740	380
Distributions from (contributions to) unconsolidated entities for operations	881	(1,028)

Net cash used in investing activities	(26,299)	(8,882)

Cash flows from financing activities:
Payments of long-term debt and capital lease obligations	(331,742)	(56,900)
Proceeds from long-term debt	330,682	59,100
Net proceeds from follow on offering	50,530	—
General partner contribution	1,089	—
Payments of debt issuance costs	(7,327)	—
Purchase of treasury units	(92)	—
Cash distributions paid	(27,674)	(23,731)

Net cash provided by (used in) financing activities	15,466	(21,531)

Net increase in cash	4,139	1,590
Cash at beginning of period	5,956	7,983

Cash at end of period	$10,095	$9,573

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2010.

[1]	Financial information for 2009 has been revised to include balances attributable to the Cross assets acquired in November 2009.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)

	Three months	Six months
	Ended	Ended
	June 30,	June 30,
	2010	2010

Net income	$3,075	$4,846

Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	9,986	19,891
Gain (loss) on sale of property, plant and equipment	57	(45)
Amortization of debt discount	87	93
Amortization of deferred debt issuance costs	1,196	2,663
Deferred taxes	(142)	(289)
Early extinguishments of interest rate swaps	—	3,850
Distribution equivalents from unconsolidated entities[1]	1,415	5,271
Invested cash in unconsolidated entities[2]	2,270	1,911
Equity in earnings of unconsolidated entities	(2,342)	(4,518)
Non-cash mark-to-market on derivatives	492	(2,650)
Payments for plant turnaround costs	(19)	(1,062)
Maintenance capital expenditures	(1,279)	(2,315)
Unit-based compensation	11	38

Distributable cash flow	$14,807	$27,684

[1] Distribution equivalents from unconsolidated entities:
Distributions from unconsolidated entities	$—	$—
Return of investments from unconsolidated entities	625	740
Distributions in-kind from equity investments	790	4,531

Distributions equivalents from unconsolidated entities	$1,415	$5,271

[2] Invested cash in unconsolidated entities:
Distributions from (contributions to) unconsolidated entities for operations	$1,449	$881
Expansion capital expenditures in unconsolidated entities	821	1,030

Invested cash in unconsolidated entities	$2,270	$1,911